Securities and Exchange Commission
                             Washington, D.C. 20549

                      ------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 20, 1999


                          QUIKBIZ INTERNET GROUP, INC.
             (Exact name of registrant as specified in its charter)



               Nevada                   0-25276               88-0320364
    (State or other jurisdiction   (Commission File No.)    (IRS Employer
         of incorporation)                                  Identification No.)


         6801 Powerline Road
         Ft. Lauderdale, Florida                                  33309
(Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (954) 970-3553


             =====================================================

Item 2.  Acquisition or Disposition of Assets

     On August 31, 1999, we completed the acquisition of substantially all of the assets of Gallaspy & Lobel, Inc., an advertising firm based in south Florida doing business under the name G&L Group, pursuant to an asset purchase agreement we entered into with Gallaspy & Lobel, Inc. on August 20, 1999. We acquired all of G&L Group's contracts and pending orders with its existing active clients, as well as all of G&L Group's accounts receivable relating to its existing active clients. The accounts receivable we acquired totaled approximately $500,000. In consideration for G&L Group's assets, we agreed to pay G&L Group $610,000, payable in shares of our common stock, and we assumed approximately $750,000 of G&L Group's liabilities. We issued 366,000 shares of common stock to G&L Group on September 1, 1999, valued for purposes of the transaction at $1.25 per share, and we are obligated to issue another 122,000 shares within one year thereafter. In connection with the acquisition, James Lobel, the former president of G&L Group, entered into a three year employment agreement with us and became the president of our SmithAgency.com, Inc. subsidiary.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired.

          See Financial Statements of Gallaspy & Lobel, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997.

     (b)  Pro Forma Financial Information.

          See Unaudited Pro Forma Combined Financial Information of QuikBIZ Internet Group, Inc. as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998.

     (c)  Exhibits.


     2.2 Asset Purchase Agreement, dated as of August 20, 1999, by and between Gallaspy & Lobel, Inc., the registrant, and James Lobel and Diane C. Harvey (incorporated by reference from the registrant's Registration Statement on Form SB-2, File No. 333-87895).

     10.5 Employment Contract for James Lobel, dated August 31, 1999, between the registrant and James Lobel (incorporated by reference from the registrant's Registration Statement on Form SB-2, File No. 333-87895).

     10.6 Agreement to Sublease, dated August 31, 1999, by and between James Lobel, Diane Harvey, Gallaspy & Lobel, Inc., Harvey Studios, Inc. and the registrant (incorporated by reference from the registrant's Registration Statement on Form SB-2, File No. 333-87895).

     10.7 Mortgage Deed and Security Agreement, dated August 31, 1999, by James
          S. Lobel and Diane C. Harvey to the Registrant (incorporated by reference from the registrant's Registration Statement on Form SB-2, File No. 333-87895).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            QUICKBIZ INTERNET GROUP, INC.



                                            /s/ David B. Bawarsky
                                            ---------------------------
                                            Name:  David B. Bawarsky
                                            Title: Chief Executive Officer
                                                   and President

Date: March 17, 2000

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements of Gallaspy & Lobel, Inc.
Report of Charles A. Nichols, C.P.A., P.C...................................F-2
Balance Sheets, December 31, 1998 and 1997..................................F-3
Statements of Operations and Accumulated Adjustment Account
         for the Years Ended December 31, 1998 and 1997.....................F-4
Statements of Cash Flows For the Years Ended December 31, 1998 and 1997.....F-5
Notes to Financial Statements...............................................F-6

Pro Forma Combined Financial Information of
QuikBIZ Internet Group, Inc.
Introduction to Pro Forma Combined Financial Information....................F-9
QuikBIZ Internet Group, Inc. and Subsidiaries Pro Forma Balance Sheet
         as of June 30, 1999................................................F-10
Pro Forma Condensed Combined Statements of Operations
         for the Year Ended December 31, 1998...............................F-11
Pro Forma Condensed Combined Statements of Operations
         for the Six Months Ended June 30, 1999.............................F-12
Notes to Pro Forma Condensed Combined Financial Information.................F-13

                               CHARLES A. NICHOLS
                           CERTIFIED PUBLIC ACCOUNTANT
                            PROFESSIONAL ASSOCIATION



                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Gallaspy & Lobel, Inc.

     I have audited the accompanying balance sheets of Gallaspy & Lobel, Inc. (the "Company") at December 31, 1998 and 1997, and the related statements of operations and accumulated adjustment account, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

     I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gallaspy & Lobel, Inc. at December 31, 1998 and 1997 and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

     The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses, negative cash flows from operating activities, and has negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                 /s/ Charles A. Nichols, C.P.A., P.A.
                                 CHARLES A. NICHOLS, C.P.A., P.A.

December 22, 1999

                             GALLASPY & LOBEL, INC.
                                 BALANCE SHEETS
                           December 31, 1998 and 1997


                                                                               1998             1997
                                                                               ----             ----
                                     ASSETS
CURRENT ASSETS

Accounts receivable (Notes 1 and 3)                                          $ 463,798         $ 747,463
                                                                             ---------         ---------

PROPERTY AND EQUIPMENT: (Notes 1 and 3)
Furniture and equipment                                                        104,836           102,339
Leasehold improvements                                                          97,332            18,000
                                                                                ------            ------
                                                                               202,168           120,339
Less accumulated depreciation                                                   98,813            91,741
                                                                                ------            ------
Depreciated cost                                                               103,355            28,598

DEPOSITS                                                                         7,419             4,869
                                                                                 -----             -----

     TOTAL ASSETS                                                            $ 574,572         $ 780,930
                                                                             =========         =========


                                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Cash overdraft                                                               $ 157,586         $ 109,702
Accounts payable and accrued expenses                                          674,673         1,307,473
Current maturities of long-term debt (Notes 3 and 5)                           219,219           147,828
                                                                               -------           -------
     Total current liabilities                                               1,051,478         1,565,003
                                                                             ---------         ---------

COMMITMENTS and CONTINGENCIES (Notes 2, 4 and 6)

STOCKHOLDERS' EQUITY
Common stock; $1.00 par value; 600 shares authorized;
  300 shares issued and outstanding                                              300                 300
Accumulated adjustment account                                              (477,206)           (784,373)
                                                                             -------             -------
Total stockholders' equity                                                  (476,906)           (784,073)
                                                                             -------             -------

          TOTAL LIABILITIES AND
          AND STOCKHOLDERS' EQUITY                                         $ 574,572           $ 780,930
                                                                           =========           =========



See notes to financial statements

                             GALLASPY & LOBEL, INC.
           STATEMENTS OF OPERATIONS AND ACCUMULATED ADJUSTMENT ACCOUNT
                 For the Years Ended December 31, 1998 and 1997



                                                                              1998               1997
                                                                              ----               ----
REVENUE:
Advertising                                                               $3,699,737          $4,476,574
Multimedia services and products                                             806,093             618,741
                                                                             -------             -------
                Total revenue                                              4,505,830           5,095,315
                                                                          ----------           ---------

OPERATING EXPENSES:
Direct costs                                                               3,521,178           4,711,577
Selling, general and administrative                                          655,562             698,689
Depreciation and amortization                                                  7,072               4,926
                                                                               -----               -----
     Total operating expenses                                              4,183,812           5,415,192
                                                                           ---------           ---------
INCOME (LOSS) FROM OPERATIONS                                                322,018            (319,877)
INTEREST EXPENSE                                                              14,851               8,477
                                                                              ------               -----
NET INCOME (LOSS)                                                            307,167            (328,354)

ACCUMULATED ADJUSTMENT ACCOUNT,
BEGINNING OF YEAR                                                           (784,373)           (369,626)
STOCKHOLDER DISTRIBUTIONS                                                          -              86,393
                                                                          ----------              ------

ACCUMULATED ADJUSTMENT ACCOUNT,
END OF YEAR                                                               $ (477,206)         $ (784,373)
                                                                          -----------         ----------







See notes to financial statements



17602.1

                             GALLASPY & LOBEL, INC.
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1998 and 1997


                                                                                       1998               1997
                                                                                       ----               ----
OPERATING ACTIVITIES:
Net income (loss)                                                                    $ 307,167         $(328,354)
Adjustments to reconcile net income (loss) to net cash
(used in) provided by operating activities:
Depreciation                                                                             7,072             4,926
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable                                             283,665          (437,917)
 Increase in deposits                                                                   (2,550)           (4,869)
 (Decrease) increase in accounts payable and
 accrued expenses                                                                     (632,800)          766,911
                                                                                       --------          -------
              Net cash (used in) provided by operating activities                      (37,446)              697
                                                                                        -------              ---

INVESTING ACTIVITIES:
Purchases of property and equipment                                                    (81,829)          (12,777)
                                                                                        ------            ------

FINANCING ACTIVITIES:
Borrowings of debt                                                                     648,103           529,113
Repayment of debt                                                                     (576,712)         (513,257)
Stockholder's distributions                                                                  -           (86,393)
                                                                                                          ------
     Net cash provided by (used in) financing activities                                71,391           (70,537)
                                                                                        ------            ------
NET DECREASE IN CASH                                                                   (47,884)          (82,617)
OVERDRAFT, BEGINNING OF YEAR                                                          (109,702)          (27,085)
                                                                                       --------           ------

OVERDRAFT, END OF YEAR                                                               $(157,586)        $(109,702)
                                                                                     ==========        ==========


Supplemental Disclosure for Cash Flow Information:
Cash paid for interest                                                                $ 14,851          $  8,477
                                                                                      --------          --------







See notes to financial statements

                             GALLASPY & LOBEL, INC.
                          Notes to Financial Statements
                 For the Years Ended December 31, 1998 and 1997

Note 1 - Summary of Significant Accounting Policies

The following is a summary of significant accounting policies of Gallaspy & Lobel, Inc. (the "Company") in the preparation of the accompanying financial statements.

Principal Business Activity - The Company was incorporated in the State of Florida on February 5, 1993, and is a full service advertising agency. The Company's corporate headquarters are located in Pompano Beach, Florida.

Basis of Accounting - The financial statements of the Company have been prepared on the accrual basis of accounting and accordingly reflect all significant receivables, payables and other liabilities.

Property and Equipment - Property and equipment are carried at cost. The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The, costs of leasehold improvements are depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Depreciation is computed on the straight-line method for financial reporting purposes and on the accelerated cost recovery system method for income tax purposes.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes - The Company, with the consent of all of its shareholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not provide for or pay Federal and certain State corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal and State income taxes, if any, on their share of the Company's taxable income.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Allowance for Bad Debts - The Company provides an allowance for doubtful accounts, as needed, for accounts deemed uncollectible.

Note 2 - Going Concern - Uncertainty

As shown in the accompanying financial statements, the Company has incurred operating losses, negative cash flows from operating activities and has negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company has initiated several actions to generate working capital and improve operating performance, including seeking a buyer for the Company (see
Note 6).

There can be no assurance that the Company will be able to successfully implement its plans, or if such plans are successfully implemented, that the Company will achieve its goals.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Note 3 - Long-Term Debt

Long-term debt consists of the following:

                                                                                     1998                1997
                                                                                     ----                ----
Note payable - financial institution line-of-credit (maximum borrowings of $100,000), interest only payable monthly at
prime plus 2%, due on demand, collateralized by accounts
receivable, furniture, equipment and personal guarantee of the
stockholder                                                                         $ 99,871            $ 51,136

Unsecured line-of-credit (maximum borrowings of $100,000),
interest only payable monthly at a variable rate, 11.5% at
December 31, 1998, due on demand.                                                     95,649              52,933

Notes payable to stockholders with no stated interest rate                            23,699              43,759

Total                                                                               $219,219            $147,828

                                                                                    --------            --------

Principal payments on note payable are as follows:

Years ending
December 31,
-----------
         1999                                                                      $219,219
                                                                                   ========

Note 4 - Leases

The Company has entered into several long-term leases for the office building and various equipment with monthly payments ranging from $2,617 to $6,400. These leases are classified as operating leases.

The future minimum rental payments required under long-term non-cancelable leases during the years ended December 31, may be summarized as follows:

                                                             Related Party
                                                               (Note 5)             Other            Total
                                                            ---------------         -----            -----
1999                                                      $       76,800            $31,402     $     108,202
2000                                                              76,800             13,084            89,884
2001                                                              76,800                  -            76,800
2002                                                              76,800                  -            76,800
2003 and thereafter                                            1,152,000                  -         1,152,000
                                                               ---------      -------------         ---------
                                                          $    1,459,200            $44,486     $   1,503,686
                                                           =============            =======         =========


Total rental expense for all operating leases for the years ended December 31, 1998 and 1997 amount to $127,086 and $155,970, respectively.

Note 5 - Related Parties

The Company leases its office facility from a Company stockholder since February 1998. Rent paid on this lease for the year ended December 31, 1998 was $66,640 (see Note 4).

The Company paid a related corporation consulting fees, which amounted to $50,976 and $56,400 for the years ended December 31, 1998 and 1997, respectively. This corporation also provided production services during 1998 for $94,819, which is included in accounts payable at December 31, 1998.

Net amounts paid on stockholder loans payable were $20,061 and $41,090 for 1998 and 1997, respectively. Stockholder's loan payable amounted to $23,699 and $43,759 at December 31, 1998 and 1997, respectively. The stockholder personally guaranteed a Company line-of-credit (see Note 3).

Note 6 - Subsequent Event

On September 1, 1999, the Company sold its net assets, primarily in exchange for restricted stock in the acquiring company. In connection with this transaction, the acquiring company entered into a three-year employment agreement with the Company's president.

Introduction to Pro Forma Combined Financial Information of QuikBIZ Internet Group, Inc.

The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations of financial position that actually would have been realized had QuikBIZ Internet Group, Inc. (QuikBIZ) and Gallaspy & Lobel, Inc. d/b/a G & L Group (G & L) been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of QuikBIZ, included in its filings with the Securities and Exchange Commission, and Gallaspy & Lobel, Inc. d/b/a G & L Group, included elsewhere in this filing.

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of Gallaspy & Lobel, Inc. d/b/a G & L Group using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements and related notes of QuikBIZ Internet Group, Inc. and Gallaspy & Lobel, Inc. d/b/a G & L Group. The pro forma adjustments are preliminary and are based on management's estimates of the value of tangible and intangible assets acquired.

The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, result in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted.

The unaudited pro forma combined condensed balance sheet assumes that the acquisition took place on June 30, 1999, and combines QuikBIZ's unaudited June 30, 1999 consolidated balance sheet with G & L's unaudited June 30, 1999 balance sheet. The pro forma combined condensed statements of operations assume all of the acquisition completed through the date of this report took place January 1, 1998 and combines QuikBIZ's audited consolidated statement of operations for the year ended December 31, 1998 and unaudited consolidated statement of operations for the six months ended June 30, 1999 with G & L's audited statement of operations for the year ended December 31, 1998 and unaudited statement of operations for the six months ended June 30, 1999, respectively.

QuikBIZ Internet Group, Inc. and Subsidiaries Pro Forma Balance Sheet as of June 30,1999

                                                            QuikBIZ         G & L             Pro Forma
                                                            Historical      Group (a)         Adjustments               Pro Forma
                                                            ----------      ---------         -----------               ---------
Assets

Current assets

   Cash                                               $     35,758     $            -     $       -                $     35,758
   Accounts receivable                                     303,260            389,962            44,571  (2)            737,793
   Other                                                    34,345              7,419            (7,419) (2)             34,345
                                                            ------              -----             -----                  ------
       Total current assets                                373,363            397,381            37,152                 807,896

Property and Equipment

   Furniture and equipment                                  76,772            105,834           (25,834) (2)            156,772
   Leasehold improvements                                   44,862             97,332           (97,332) (2)             44,862
                                                            ------             ------            ------                   ------
                                                           121,634            203,166          (123,166)                 201,634
   Less accumulated depreciation                           (56,773)          (102,813)           94,813  (1),(2)         (64,773)
                                                           -------           --------            ------                   ------
       Depreciated cost                                     64,861            100,353           (28,353)                 136,861
Intangible assets                                          561,614                  -           532,656  (2)           1,094,270
Other assets                                                     -                  -           147,337  (2)             147,337
                                                           --------           -------           -------              -----------
      Total assets                                    $    999,838    $       497,734     $     688,792           $    2,186,364
                                                           =======            =======           =======              ===========

Liabilities and Shareholders' Equity

Current liabilities

   Accounts payable and accrued expenses              $    566,289   $        690,637    $      15,889  (2)     $     1,272,815
   Current maturities of long-term debt                    124,320            207,965         (207,965) (2)             124,320
                                                           -------            -------          -------                  -------
    Total current liabilities                              690,609            898,602         (192,076)               1,397,135
Long-term debt                                             160,884                  -                -                  160,884
                                                           -------            -------        ---------               ----------
    Total liabilities                                      851,493            898,602         (192,076)               1,558,019

Shareholders' equity

Preferred stock                                             10,208                  -                                   10,208
Common stock                                                26,943                300              676 (2)              27,919
Additional paid-in-capital                               2,868,905                  -          487,024 (2)           3,355,929
Accumulated deficit                                     (2,575,520)          (401,168)         401,168 (2)          (2,575,520)
Unearned compensation on restricted stock                 (182,191)                 -         (182,191)
                                                       ------------         ----------       ---------
Total shareholders' equity                                 148,345           (400,868)         888,868                636,345
                                                       ------------         ----------       ---------             ----------
Total liabilities and shareholders' equity            $    999,838   $        497,734      $   696,792           $  2,194,364
                                                      ============         ==========       ==========              =========


(a)  Balance sheet presented as of June 30,1999.

QuikBIZ Internet Group, Inc and Subsidiaries
Pro Forma Condensed Combined Statements of Operations
For the year ended December 31, 1998.

                                                        QuikBIZ         G & L             Pro Forma
                                                        Historical      Group (b)         Adjustments         Pro Forma
                                                       ----------      ---------         -----------          ---------
Revenue

   Advertising                                     $   1,541,454     $  3,699,737       $        -        $   5,241,191
   Multimedia services and products                      600,960          806,093                -            1,407,053
                                                         -------          -------           ------            ---------
     Total revenue                                     2,142,414        4,505,830                             6,648,244

Operating expenses

   Direct costs                                        1,753,877        3,521,178                -            5,275,055
   Selling, general and administrative                 1,023,831          655,562           14,000  (4)       1,693,393
 Depreciation and amortization                           121,590            7,072           62,194  (1),(2)     190,856
                                                         -------            -----           ------             --------

   Total operating expenses                            2,899,298        4,183,812           76,194            7,159,304
                                                       ---------        ---------           ------            ---------
    Income (Loss) from operations                       (756,884)         322,018          (76,194)            (511,060)
Interest expense                                          26,480           14,851          (14,851) (2)          26,480
                                                          ------           ------                                ------
Net income (loss)                                 $     (783,364)    $    307,167       $  (61,343)        $   (537,540)
                                                        ========           ==========      =======             ========

Weighted average number of common
   shares outstanding                                13,067,857                                              13,555,857
Basic (loss) per common share                   $        (0.060)                                           $     (0.040)





(b) The Pro Forma Combined Statement of Operations for the twelve months ended December 31, 1998 includes the results of operations for G & L Group, Inc. for the twelve months ended December 31, 1998.

QuikBIZ Internet Group, Inc and Subsidiaries
Pro Forma Condensed Combined Statements of Operations
For the six months ended June 30, 1999.

                                                        QuikBIZ         G & L             Pro Forma
                                                        Historical      Group (c)        Adjustments         Pro Forma
                                                       ----------      ---------         -----------          ---------
Revenue

   Advertising                                      $   1,094,197    $  1,268,231     $           -       $   2,362,428
   Multimedia services and products                       696,448         276,320                 -             972,768
                                                          -------         -------            ------             -------
     Total revenue                                      1,790,645       1,544,551                 -           3,335,196

Operating expenses

   Direct costs                                         1,080,601       1,121,934                 -           2,202,535
   Selling, general and administrative                    829,203         331,194            11,000 (4)       1,171,397
   Depreciation and amortization                           55,020           4,000            30,633 (1),(2)      89,653
                                                           ------       ---------            ------          ----------
    Total operating expenses                            1,964,824       1,457,128            41,633           3,463,585
                                                        ---------       ---------            ------           ---------
      Income (Loss) from operations                      (174,179)         87,423           (41,633)           (128,389)
Interest expense                                            8,618          11,385           (11,385)(2)           8,618
                                                       ----------      ----------          --------          ----------
Net income (loss)                                $       (182,797)   $     76,038   $       (30,248)      $    (137,007)
                                                       ----------      ----------          --------          ----------

Weighted average number of common
   shares outstanding                                 13,350,676                                            13,594,676
Basic (loss) per common share                   $         (0.014)                                         $     (0.010)





(c) The Pro Forma Combined Statement of Operations for the six months ended June 30, 1999 includes the results of operations for G & L Group, Inc. for the six months ended June 30, 1999.

                  QuikBIZ Internet Group, Inc. and Subsidiaries

           Notes to Pro Forma Condensed Combined Financial Information


The following adjustments were applied to QuikBIZ's Consolidated Financial Statements and the financial data of the company acquired by QuikBIZ since January 1, 1998 to arrive at the unaudited Pro Forma Combined Financial Information.

(1) The acquisition of Gallaspy & Lobel, Inc. d/b/a G & L Group was accounted for by the purchase method of accounting. Under purchase accounting the total purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed of G & L Group based upon their respective fair values as of closing date of the acquisition. The following presents the effects of the purchase adjustments:


                                       Six Months
                                           Ended                  Year Ended
                                      June 30, 1999           December 31, 1998
                                      -------------           -----------------
Depreciation                              $8,000                    $16,000
Amortization of Goodwill                 $26,633                    $53,266


     The adjustments for estimated pro forma depreciation and amortization of goodwill are based on the estimated useful lives of five and ten years, respectively.

(2) To reflect the purchase consideration consisting of the issuance of 366,000 shares of common stock and an unconditional promise to issue an additional 122,000 shares of common stock all valued at $1.00 per share, the elimination of acquired company's net equity and certain assets and liabilities not acquired or assumed and to record intangible assets arising from the acquisition.

(3) There is no provision for income taxes included in the historical statements of operations of Gallaspy & Lobel d/b/a G & L Group, as the Company was a Subchapter S Corporation. Consequently, income taxes were the responsibility of the individual shareholders. No pro forma adjustment for income taxes is required because there is a consolidated pro forma net loss.

(4) To record performance incentive compensation under terms of an employment agreement with the owner and now key employee of Gallaspy & Lobel d/b/a G & L Group.



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